UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2016

APPTIGO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

________________

Nevada	333-186330	99-0382426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

          1801 SW Third Avenue, Suite 402, Miami, FL 33129

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

          (844) 277-8446
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2016, Apptigo International, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada an Amendment to Articles of Incorporation to increase the authorized shares of Common Stock of the Company (the “Amendment”). The Amendment authorizes the Company to issue 5,000,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof.

The Amendment was approved by the board of directors and approved by consent of shareholders holding a majority of the issued and outstanding common stock.

A copy of the Amendment is attached hereto as Exhibit 3.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2016

APPTIGO International, Inc.

By:	/s/ David Steinberg
David Steinberg
President